Exhibit 99

Company Contact:

M. Eileen Bergin

Corporate Secretary

Tel: (732) 499-7200 ext. 2515

FOR IMMEDIATE RELEASE

Northfield Bancorp, Inc. Announces

Appointment of new directors

woodbridge, New Jersey, August 28, 2013.…Northfield Bancorp, Inc. (NasdaqGS:NFBK), today announced that its Board of Directors appointed Timothy C. Harrison, Karen J. Kessler, Steven M. Klein, and Frank P. Patafio as directors of both the Company and Northfield Bank.

John W. Alexander, Chairman, and CEO commented, “We are pleased that these very talented and well respected individuals have agreed to serve on our boards.”  Mr. Alexander continued, “The skills, experiences, and contributions of each of these individuals, and their strong ties to the business community, will play a key role in the Company’s continued development and growth.”

Mr. Harrison, age 56, is a principal with TCH Realty & Development Co., LLC, and affiliated partnerships, developer of retail and office projects.  Mr. Harrison, a resident of Staten Island, NY, is a licensed attorney in the State of New York and the Commonwealth of Pennsylvania.  Mr. Harrison earned a J.D. from the University of Virginia School of Law, and also holds degrees from Dartmouth College and the New York University of School of Law.  Mr. Harrison is currently a director of Project Hospitality.

Ms. Kessler, age 57, is a principal with Evergreen Partners, Inc., a public relations firm located in Warren, New Jersey.  Ms. Kessler, a resident of Warren, NJ, holds an AB in economics from Vassar College, and has studied at the London School of Economics and Princeton University.  Ms. Kessler has held positions at the American Stock Exchange, the New Jersey Sports and Exposition Authority, and currently chairs the board of directors of Atlantic Health Systems.

Mr. Klein, age 48, is currently the President and Chief Operating Officer of Northfield Bancorp, Inc. and Northfield Bank.  Mr. Klein, a resident of Howell, NJ, is a licensed Certified Public Accountant in the State of New Jersey, with a BA in Business Administration from Montclair State University.  Mr. Klein was previously an Audit Partner with the global auditing and tax firm KPMG LLP.  Mr. Klein currently serves as a director of Middlesex Water Company and as a trustee of CentraState Medical Center.

Mr. Patafio, age 53, is Senior Executive Vice President, Portfolio Manager and Head of Acquisitions with RXR Realty, located in New York, NY, which owns, manages, and develops real estate in the Tri-State New York area.  Mr. Patafio, a resident of Staten Island, NY, is a licensed Certified Public Accountant in the State of New York.  Mr. Patafio earned a Masters in Business Administration and Finance from Pace University, and also holds a BS in Accounting from St. John’s University.  Mr. Patafio is currently active with the Real Estate Board of New York.

About Northfield Bank

Northfield Bank, founded in 1887, operates 30 full service banking offices in Staten Island and Brooklyn, New York and Middlesex and Union counties, New Jersey.  For more information about Northfield Bank, please visit www.eNorthfield.com.

Forward-Looking Statements: This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc.  Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong.  They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which the Company operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, if any, and adverse changes in the securities markets.  Consequently, no forward-looking statement can be guaranteed.  Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.